PHOENIX TECHNOLOGIES LTD. COMPLETES ACQUISITION OF TOUCHSTONE SOFTWARE

MILPITAS, Calif., July 1, 2008 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems firmware, today announced it has completed its acquisition of TouchStone Software Corporation (OTC Bulletin Board: TSSW), a global leader in online PC diagnostics and software update technology, for $1.48 in cash for each outstanding share of TouchStone common stock. The net value of the transaction is approximately $17 million.

This transaction will enable Phoenix to develop a strong online presence and infrastructure for web-based automated service delivery. Phoenix will offer services based on TouchStone technology to PC OEMs, ODMs, and their customers, as well as incorporate the technology into its own products. Phoenix will offer these services under the brand eSupport.com which it acquired with the TouchStone acquisition.

“Our strategic vision is to drive toward the realization of PC 3.0 ™, which we see as a revolutionary transformation and simplification of the PC user experience. Well targeted acquisitions combined with our ongoing product development efforts have played a pivotal role in that strategy, while creating incremental revenue opportunities for our PC OEM customers,” said Woody Hobbs, President and CEO of Phoenix Technologies. “With the recent acquisition of BeInSync, we are not only bringing new products to sell through our current OEM and ODM channels, but are also expanding our presence on to the Web. Now, with the acquisition of TouchStone, we are strengthening our ability to support online delivery models.”

Upon completion of the transaction, Jason Raza, President and CEO of TouchStone Software Corporation, has assumed the role of VP and GM of eSupport.com at Phoenix Technologies.

Mr. Hobbs continued, “We are excited to be able to join with the TouchStone team to create service offerings which will become a valuable part of our revenue mix and profitability. By leveraging this newly acquired technology, we are broadening our opportunities for new market share gains and new sources of revenue via the Web.”

About Phoenix Technologies

Phoenix Technologies Ltd. (Nasdaq: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions that will help them differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products, AwardCore, SecureCore, FailSafe, HyperSpace and BeInSync are revolutionizing the PC user experience by delivering unprecedented security, reliability, continuity, and ease-of-use. The Company established industry leadership with its original BIOS product in 1983, has 155 technology patents and 139 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com

Phoenix, Phoenix Technologies, Phoenix FailSafe, HyperSpace, BeInSync, PC 3.0 and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.

Safe Harbor

The statements in this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, our plans for TouchStone, the expected benefits from the TouchStone acquisition and our business strategy and PC 3.0 vision. These statements involve risk and uncertainties, including: technology and business integration challenges and delays; demand for our products and solutions; our dependence on key customers; our ability to successfully enhance existing products and develop and market new products and technologies; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to successfully compete in new markets where we do not have significant prior experience; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; and failure to protect our intellectual property rights;. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this document are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

PR/AR Contact:

Phoenix Technologies Ltd.

Shauli Chaudhuri, VP Marketing

Tel : +1 408 570 1060

E-mail: public_relations@phoenix.com

IR Contacts:

Phoenix Technologies Ltd.
Richard Arnold
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1256
investor_relations@phoenix.com

The Piacente Group, Investor Relations
Sanjay M. Hurry
Tel. +1 212 481 2050
phoenix@thepiacentegroup.com

SOURCE: Phoenix Technologies Ltd.